Exhibit 13.1

Certifications Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officers of Aptorum Group Limited (the “Company”), do hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2024, of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2025
/s/ Ian Huen
Ian Huen
Chief Executive Officer
(Principal Executive Officer)

/s/ Wong Kwok Kuen
Wong Kwok Kuen
Head of Finance
(Principal Financial Officer)